Exhibit 99.1


Hittite Microwave Corporation (ticker: HITT, exchange: NASDAQ) News Release - February 19, 2009.

 Hittite Microwave Corporation Reports Financial Results for the Fourth Quarter
                                    of 2008

      CHELMSFORD, Mass., Feb. 19 /PRNewswire-FirstCall/ -- Hittite Microwave Corporation (Nasdaq: HITT) today reported revenue for the fourth quarter ended December 31, 2008 of $46.4 million, representing an increase of 9.2% compared with $42.5 million for the fourth quarter of 2007 and an increase of 1.9% compared with $45.5 million for the third quarter of 2008. Net income for the quarter was $13.6 million, or $0.45 per diluted share, an increase of 1.9% compared with $13.4 million, or $0.43 per diluted share, for the fourth quarter of 2007, and a decrease of 0.5% compared with $13.7 million, or $0.44 per diluted share, for the third quarter of 2008.

      "Our fourth quarter was an excellent finish to the year, and our employees should be proud of the results they delivered," said Stephen Daly, Chairman and CEO. "We are also pleased to have received in December a $35.0 million multi-year production order for microwave subsystems that will be used in an advanced U.S. military weapon system. Moving to the production phase of this project marks the successful completion of several years of effort by our advanced subsystems development team, for which they should be congratulated. For 2009, we will remain focused on expanding our technology portfolio, gaining market share, managing expenses and positioning the company for growth."

      For the fourth quarter of 2008, revenue from customers in the United States was $19.1 million, or 41% of the company's total revenue, and revenue from customers outside the United States was $27.3 million, or 59% of total revenue. Gross margin was 72.0% for the fourth quarter as compared with 70.8% for the fourth quarter of 2007 and 72.5% for the third quarter of 2008. Operating income for the fourth quarter was $20.9 million, or 45.1% of revenue. Total cash and cash equivalents at the end of 2008 was $180.9 million, a decrease of $4.8 million for the quarter.

      For the full year 2008, revenue was $180.3 million, a 15.2% increase over $156.4 million for 2007. Net income for the year was $53.8 million, or $1.74 per diluted share, an increase of 5.1% over $51.2 million, or $1.64 per diluted share, for 2007. For the year ended December 31, 2008, the company repurchased 1,317,000 shares of the company's stock for $41.6 million. Net bookings for 2008 were $183.4 million, a 15.9% increase over bookings of $158.3 million in 2007. The backlog at December 31, 2008 was $39.6 million compared with $36.5 million at December 31, 2007, and included $2.7 million attributable to the $35.0 million defense contract entered into in the fourth quarter. Deliveries and related revenue under this contract are expected to commence in 2010.

      Business Outlook
      The company expects revenue for the first quarter ending March 31, 2009 to be in the range of $36.0 million to $38.0 million and net income to be in the range of $8.3 million to $10.2 million, or $0.28 to $0.34 per diluted share. The decline in the revenue and profitability outlook reflects the likely impact of the current global economic downturn and related disruption in credit markets on the company's target markets.

      Webcast and Taped Replay
      The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at http://www.hittite.com and click on the webcast icon located under Conference Calls. A telephonic replay of the call also will be available for one week after the live call by dialing
(719) 457-0820, access code 8125411. Following the call, a webcast replay will also be available by visiting the Investor Relations page at http://www.hittite.com.

      About Hittite Microwave Corporation
      Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules, subsystems and instrumentation for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, high speed digital logic, interface, limiting amplifiers, mixers and converters, modulators and demodulators, oscillators, passives, phase lock loop (PLL), phase shifters, power detectors, sensors, switches, synthesizers, transimpedance amplifiers and variable gain amplifiers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

      "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995
       Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the current recession, the related disruption in credit markets and the deteriorating macro-economic conditions on demand for our products; market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; our belief that long term growth and expansion of our business will continue; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended September 30, 2008, as filed with the Securities and Exchange Commission.

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets
(In thousands)
                                                     December 31,   December 31,
                                                         2008         2007
                                                     ------------   ------------
Assets

Current assets:
   Cash and cash equivalents                               $180,856     $ 65,735
   Available-for-sale investments                                --       99,007
   Accounts receivable, net                                  27,650       22,253
   Inventories                                               13,981       14,129
   Deferred costs                                               139          242
   Income taxes receivable                                       20        1,072
   Prepaid expenses and other current assets                  1,127          677
   Deferred taxes                                             6,206        4,281
                                                           --------     --------
      Total current assets                                  229,979      207,396
Property and equipment, net                                  17,927       18,824
Other assets                                                  7,178        8,275
                                                           --------     --------
      Total assets                                         $255,084     $234,495
                                                           ========     ========

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                        $  2,778     $  2,647
   Accrued expenses                                           6,836        6,121
   Deferred revenue and customer advances                     3,471        6,098
                                                           --------     --------
      Total current liabilities                              13,085       14,866
Long-term income taxes payable                                4,689        3,180
Deferred taxes                                                  381          156
                                                           --------     --------
      Total liabilities                                      18,155       18,202
      Total stockholders' equity                            236,929      216,293
                                                           --------     --------
      Total liabilities and stockholders' equity           $255,084     $234,495
                                                           ========     ========

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations
(In thousands except per-share data)

                                      Three Months Ended          Year Ended
                                         December 31,            December 31,
                                   --------------------    --------------------
                                       2008        2007        2008        2007
                                   --------    --------    --------    --------

Revenue                            $ 46,393    $ 42,501    $180,251    $156,412
Cost of revenue                      12,968      12,428      51,556      45,363
                                   --------    --------    --------    --------
   Gross profit                      33,425      30,073     128,695     111,049
                                       72.0%       70.8%       71.4%       71.0%
                                   --------    --------    --------    --------
Operating expenses:
   Research and development           6,460       4,773      24,438      18,546
   Sales and marketing                3,967       3,992      15,988      13,313
   General and administrative         2,065       1,937       8,347       7,316
                                   --------    --------    --------    --------
      Total operating expenses       12,492      10,702      48,773      39,175
                                   --------    --------    --------    --------
Income from operations               20,933      19,371      79,922      71,874
                                       45.1%       45.6%       44.3%       46.0%

Interest and other income, net          460       1,355       3,077       5,548
                                   --------    --------    --------    --------
Income before income taxes           21,393      20,726      82,999      77,422
Provision for income taxes            7,761       7,351      29,157      26,184
                                   --------    --------    --------    --------
                                   --------    --------    --------    --------
Net income                         $ 13,632    $ 13,375    $ 53,842    $ 51,238
                                   ========    ========    ========    ========

Earnings per share:
   Basic                           $   0.46    $   0.44    $   1.77    $   1.67
                                   ========    ========    ========    ========
   Diluted                         $   0.45    $   0.43    $   1.74    $   1.64
                                   ========    ========    ========    ========

Shares used in the calculation of
 earnings per share:
   Basic                             29,930      30,703      30,473      30,630
                                   ========    ========    ========    ========
   Diluted                           30,291      31,352      30,955      31,263
                                   ========    ========    ========    ========

Contact:
   William W. Boecke
    V.P. and Chief Financial Officer
   (978-250-3343)